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FIRST CENTRAL FINANCIAL CORPORATION AND SUBSIDIARIES                  Exhibit 11

COMPUTATION OF PER COMMON SHARE EARNINGS


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                                                                           THREE MONTHS ENDED MARCH 30,

                                                                           1997                 1996
                                                                           ----                 ----
PRIMARY
 Net income applicable to common shares                              $     (2,764,865)    $        830,735
                                                                    ==================   ==================

 Weighted average number of primary common shares:
  Outstanding                                                               5,986,657            5,986,910
  Issuable upon assumed exercise of dilutive warrants                               0               34,961
                                                                    ------------------   ------------------

     TOTAL                                                                  5,986,657            6,021,871
                                                                    ==================   ==================


Primary earnings per common share                                        ($0.462)              $0.138
                                                                         ========              ======


FULLY DILUTED
 Net income applicable to common shares                              $     (2,764,865)    $        830,735
 Add interest and amortization of debentures
  (net of tax)                                                                 72,765               94,001
                                                                    ------------------   ------------------

     TOTAL                                                           $     (2,642,100)    $        924,736
                                                                    ==================   ==================

 Weighted average number of primary common shares:
  Outstanding                                                               5,986,657            5,986,910
  Increase to assumed exercise of stock options and
   conversion of convertible debt to reflect maximum
   dilution effect                                                            653,333              890,653
                                                                    ------------------   ------------------

     TOTAL                                                                  6,639,990            6,877,563
                                                                    ==================   ==================


 Fully diluted earnings per common share                                 ($0.462)              $0.134
                                                                         ========              ======
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